EXHIBIT 23.2

Consent of Independent Auditors

We consent to the use in this Registration Statement of Advanced Emissions Solutions, Inc. on Form S-4 of our report dated March 4, 2022, relating to the consolidated financial statements of Tinuum Group, LLC (which report expresses an unmodified opinion and includes an emphasis of matter paragraph regarding going concern). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado
November 4, 2022